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                                                                     EXHIBIT 4.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CMG INFORMATION SERVICES, INC.

CMG INFORMATION SERVICES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that the Board of Directors of the Corporation, by a resolution adopted at a meeting of the Board of Directors on November 8, 1993, and by a written consent of the stockholders of the Corporation dated November 8,1993, approved and adopted, pursuant to Section 242 of the Delaware General Corporation Law, this Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation of the Corporation in its entirety pursuant to Section 245 of the Delaware General Corporation Law. Written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on May 5, 1986, under the name CMG Holdings, Inc. The full text of the Restated Certificate of Incorporation is set forth below:

     FIRST:  The name of the Corporation is CMG Information Services, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is fifteen million (15,000,000) shares of which five million (5,000,000) shall be shares of Preferred Stock, par value $.01 per share, (the "Preferred Stock") and ten million (10,000,000) shall be shares of Common Stock, par value $.01 per share (the "Common Stock").

On the effective date of this Restated Certificate of Incorporation, each issued share of the Corporation's Series A Convertible Preferred Stock, par value $1.00 per share, outstanding as of said effective date, shall without any action on the part of the holders thereof, be reclassified and changed into one fully paid and nonassessable share of the Corporation's Preferred Stock, par value $.01 per share, subject to all powers, designations, preferences and relative, participating, optional or other special rights of such Preferred Stock as set forth in Section 3 hereof.
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Any and all such shares issued for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

No holder of any of the shares of any class of stock of the Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class whatsoever of stock of the Corporation, or (ii) any new or additional share of any class whatsoever of stock of the Corporation to be issued by reason of any increase of the authorized stock of the Corporation, or of any class of such stock, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class of the Corporation or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock, or additionally authorized issue of any stock, or other securities convertible into stock of the Corporation may be issued and disposed of pursuant to a resolution or resolutions of the Board of Directors to such persons, firms, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

SECTION 1.  COMMON STOCK.
-------------------------

The powers, preferences, rights, qualifications, limitations and restrictions relating to the Common Stock are as follows:

     (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock designated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article FOURTH.

     (b) The Common Stock shall have voting rights for the election of directors and for all other purposes (subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided above), each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

SECTION 2.  PREFERRED STOCK.
----------------------------

The Board of Directors is expressly authorized to provide for the issuance of all or any part of the shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited or fractional or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors in its sole discretion providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law including, without limitation, the authority to determine with respect to the shares of any such class or series (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, whether for cash, property or rights, including securities of any other corporation, and whether at the option of either the Corporation or the holder or both, including

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the date or dates or the event or events upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or an other series; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares, (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock whether at the option of either the Corporation or the holder or both, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of such sinking fund, or (vi) provisions as to any other voting, optional, and/or special or relative rights, preferences, limitations, or restrictions; and (vii) the number of shares and designation of such class or series.

SECTION 3.  SERIES A CONVERTIBLE PREFERRED STOCK.
-------------------------------------------------

CMG INFORMATION SERVICES, INC., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated May 5, 1986, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series A Convertible Preferred Stock" and to consist of 250 shares as follows:

     RESOLVED: that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of 250 shares, to be designated "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine, and subject to the limitations provided by law and by the Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

1.  DESIGNATION.  This series of Preferred Stock, $.01 par value per share,
    ------------
shall be designated the "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock").

2.  DIVIDENDS.  When, as and if declared by the Board of Directors, the holders
    ----------
of the outstanding shares of Series A Preferred Stock shall be entitled to receive out of funds legally

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available therefor dividends payable at the discretion of the Board of
Directors. Notwithstanding the foregoing, dividends shall be declared and set aside for any shares of the Series A Preferred Stock in the event that the Board of Directors of the Company shall declare a dividend payable upon the then outstanding shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company in which event the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share of Series A Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to received such dividend.

3.  LIQUIDATION, DISSOLUTION OR WINDING UP.
    ----------------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, an amount equal to the greater of (i) $1,000 per share of Series A Preferred Stock plus all accrued and unpaid dividends thereon, whether or not earned or declared, up to and including the date full payment, shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, or (ii) such amount per share of Series A Preferred Stock as would have been payable had each such share plus all accrued and unpaid dividends thereon, whether or not earned or declared, up to and including the date of full payment, been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof; before any sums shall be paid or any assets distributed among the holders of the shares of Common Stock. If the assets of the Company shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount thus distributable, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

     (b) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided however, that each holder of Series
                                    -------- -------
     A Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this
     Section 3. Each holder of Series A Preferred Stock shall notify the Company in advance of its election to obtain the benefits

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     of this Section 3(b) or of Section 5(h), which notification shall be given not later than a date specified in writing to each holder by the Company to be three (3) days or fewer prior to the effective date of such consolidation, merger or sale. If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(b).

     (c) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

4.  VOTING POWER.  Except as otherwise expressly provided in Section 8 hereof,
    -------------
or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof (taking into account all accrued and unpaid dividends, if any, and interest with respect to such Series A Preferred Stock), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.

5.  CONVERSION RIGHTS.  The holders of the Series A Preferred Stock shall have
    ------------------
the following conversion rights:

     (a)  GENERAL.
     --------------

          (i) Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock and, at the option of the holder, all accrued and unpaid dividends thereon, whether or not earned or declared, up to and including the date of conversion, may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) by the number of shares of Series A Preferred Stock being converted.

          (ii) Notwithstanding the foregoing, the holders of Series A Preferred Stock shall have the right to convert all or any portion of any accrued but unpaid dividends hereunder into shares of Common Stock at any time upon written notice to the Company. The number of shares of Common Stock issuable upon any such conversion shall be the number of shares equal to the amount of the accrued but unpaid dividends and interest being so converted divided by the Applicable Conversion Value then in effect, determined in accordance with Section 5 hereof. Upon receipt of any such notice, the Company shall promptly issue a certificate in the name of the holder of Series A Preferred Stock for the number of shares of Common Stock so issuable, together with a check representing cash in lieu of any fractional share.

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     (b) CONVERSION FOLLOWING UNDERWRITTEN PUBLIC OFFERING.
     -------------------------------------------------------

          (i) All outstanding shares of Series A Preferred Stock and, at the option of the holder, all accrued and unpaid dividends thereon, whether or nor earned or declared, up to and including the date of conversion, shall, at the option of the Company and upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than $3.85 per share as of the date of this Restated Certificate of Incorporation (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds to the Company exceed $7,000,000, be converted automatically into the number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion pursuant to Section 5(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

          (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

     (c) APPLICABLE CONVERSION RATE.  The conversion rate in effect at any time
     -------------------------------
     (the "Applicable Conversion Rate") shall be the quotient obtained by dividing the sum of (i) $1,000 and (ii) at the election of the holder, an amount equal to the amount of accrued and unpaid dividends per share of Series A Preferred Stock, whether or not earned or declared, as well as all accrued and unpaid interest thereon, by the Applicable Conversion Value, calculated as provided in Section 5(d).

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     (d) APPLICABLE CONVERSION VALUE.  The Applicable Conversion Value in effect
     --------------------------------
     from time to time, except as adjusted in accordance with Section 5(e) hereof, shall be $0.389423 as of the date of this Restated Certificate of Incorporation.

     (e) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.
     ------------------------------------------------

          (i) UPON SALES OF COMMON STOCK.  If the Company shall while there are
          -------------------------------
          any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Conversion Value by a fraction:

              (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value, and

              (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued.

The Corporation's issuance of up to an aggregate of 569,933 shares of Common Stock (as adjusted as of the date of this Restated Certificate of Incorporation), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other employee incentive program approved by the Board of Directors to the corporation's employees, directors, officers or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 5(e).

For the purposes of this Section 5(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or understanding to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made

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under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

              (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

              (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

For purposes of this Section 5(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

This Section 5(e) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

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          (ii) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value (and all other conversion values set forth in paragraph (e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

"Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

     (f) DIVIDENDS.  In the event the Company shall make or issue, or fix a
     --------------
     record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the daze of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them us aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

     (g) RECAPITALIZATION OR RECLASSIFICATION.  If the Common Stock issuable
     -----------------------------------------
     upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series A Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                                       9
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     (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS.  If at any time or
     -----------------------------------------------------
     from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this
Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

     (i) ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS.  In each case of an
     -----------------------------------------------
     adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series A Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the acts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

     (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise his conversion privilege,
     -------------------------------------
     a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such

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     conversion shall be issued. The certificate or certificates for shares of
     Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all accrued and unpaid dividends on such shares of Series A Preferred Stock, whether or not earned or declared, up to and including the Conversion Date, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Dare, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (k) CASH IN LIEU OF FRACTIONAL SHARES.  No fractional shares of
     --------------------------------------
     Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof; not upon each share of Series A Preferred Stock being converted.

     (l) PARTIAL CONVERSION.  In the event some but not all of the shares of
     -----------------------
     Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

     (m) RESERVATION OF COMMON STOCK.  The Company shall at all times reserve
     --------------------------------
     and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.  MANDATORY REDEMPTION.
    ----------------------

     (a) Beginning on April 30, 1992 and on the 30th day of April in each year thereafter (the "Redemption Date"), the Company shall redeem twenty-five percent (25%) of all of the shares of Series A Preferred Stock outstanding on May 7,1986 (or such later date as shall be the date of original issuance of the Series A Preferred Stock); provided, however, that the Company's redemption obligation shall be reduced by the number of shares of Series A Preferred Stock that have been converted prior to any such Redemption Date, and such reduction shall apply first to the Redemption Date immediately following such conversion and thereafter any balance shall apply to any Subsequent Redemption Dates. The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 6 shall be $1,000 per share of Series A Preferred Stock plus all accrued and unpaid dividends on such share, whether or not earned or declared as well as all accrued and unpaid interest thereon, up to and including the date fixed for redemption (the "Redemption Price"). Each redemption of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each registered owner shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock then held by such registered owner bears to the aggregate number of shares of Series A Preferred Stock then outstanding.

     (b) The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock.

     (c) At least 45 days before any Redemption Date pursuant to Section 6(a), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock which is to be redeemed, at its address shown on the records of the Company, provided, however, that the giving of such Redemption Notice shall not affect the conversion rights of such holder pursuant to Section 5 hereof; provided, further, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock as provided in Sections 6(a) or 6(b) hereof. The Redemption Notice shall contain the following information:

          (i) The number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the Company and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed,

          (ii) The Redemption Date and the applicable Redemption Price, and

          (iii) That the holder is to surrender to the Company, at the place designated therein, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

     (d) Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

     (e) If any shares of Series A Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 6(e) hereof then, from and after the Redemption Date, such shares of Series A Preferred Stock thereupon subject to redemption shall not be entitled to any further accrual of any dividends pursuant to Section 2 hereof or to the conversion provisions set forth in Section 5 hereof.

7.  NO REISSUANCE OF SERIES A PREFERRED STOCK.  No share or shares of Series A
----------------------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

8.  RESTRICTIONS AND LIMITATIONS.
    -----------------------------

     (a) Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Company directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) to, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance:

          (i) Redeem, purchase or otherwise acquire for value (or pay in) to or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock;

          (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, voting rights or otherwise; or

          (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company.

     (b) The Company shall not amend its Certificate of Incorporation without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the next preceding sentence, the Company will not amend its Certificate of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

          (i) Change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company; or

          (ii) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company or change the dividend rights of the holders of Series A Preferred Stock; or

          (iii) Cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein

9.  NO DILUTION OR IMPAIRMENT.  The Company will not, by amendment of
------------------------------
its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Company, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock set forth herein.

10.  NOTICES OF RECORD DATE.  In the event of
     -----------------------------------------

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company; or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification., recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

SECTION 4.  SHARES ENTITLES TO MORE OR LESS THAN ONE VOTE.
----------------------------------------------------------

If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote per share, on any matter, every reference in this Restated Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article FOURTH with respect to the Preferred Stock or in any relevant provision of law or in any rule or regulation, to a majority or other proportion of stock shall be deemed to refer to such majority or other proportion of the votes of such stock.

SECTION 5.  AMENDMENT.
----------------------

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, Section 2 of this Article FOURTH. For the purposes of this Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares or capital stock of the Corporation entitled to vote generally in the election of directors.

FIFTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

     (a) to manage, or direct the management of, the business and affairs of the Corporation and to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Restated Certificate of Incorporation and the By-Laws of the Corporation; and

     (b) from time to time to determine to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection by stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by applicable law.

The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

SIXTH: Subject to the rights of the holders of any class or series of stock having a preference expressly vested in it by the provisions of Section 2 of Article FOURTH with respect to the Preferred Stock:

       (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not, after the effective date of this Restated Certificate of Incorporation, be effected by any consent in writing of such stockholders;

       (b) special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, (ii) pursuant to a resolution approved by a majority of the Whole Board (as hereinafter defined), or (iii) pursuant to a written request of the holders of 20% of the Voting Stock; and

       (c) the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting (i) by the Chairman of the Board of Directors, or (ii) at the request of a majority of the Whole Board, or (iii) as specified in the written request of the holders of 20% of the Voting Stock.

Advance notice of the business to be brought by stockholders before an annual meeting shall be given by such stockholders in the manner provided in the By-Laws of the Corporation.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with, this Article SIXTH. For the purposes of this Restated Certificate of Incorporation, "Whole Board" shall mean the total number of Directors which the Corporation would have if there were no vacancies.

SEVENTH:
--------

SECTION 1.  NUMBER, ELECTION AND TERMS OF DIRECTORS.
----------------------------------------------------

Subject to the rights of the holders of any class or series of stock having a preference expressly vested in it by the provisions of Section 2 of Article FOURTH with respect to the Preferred Stock, the number of Directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws, but in no case shall the number be less than three nor more than fifteen.

The Directors shall be divided into three classes, as nearly equal in number as possible. One class of Directors (`Class I") has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class ("Class II") has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class ("Class III") has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1996 with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

SECTION 2.  STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES.
----------------------------------------------------------

Advance notice of stockholder nominations for the election of Directors shall be given by such stockholders in the manner provided in the By-Laws of the Corporation.

SECTION 3.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
------------------------------------------------------

Subject to the rights of the holders of any class or series of stock having a preference expressly vested in it by the provisions of Section 2 of Article FOURTH with respect to the Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

SECTION 4.  REMOVAL OF DIRECTORS.
---------------------------------

Subject to the rights of the holders of any class or series of stock having a preference expressly vested in it by the provisions of Section 2 of Article FOURTH with respect to the Preferred Stock, any Director may be removed from office only by the stockholders in the manner provided in this Section 4 of Article SEVENTH. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purpose of the meeting, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, may remove such Director or Directors. In any vote required by or provided for in this Article SEVENTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

SECTION 5.  AMENDMENT.
----------------------

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that a Director of the Corporation shall be liable (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) to the extent provided under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the Director derives an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation's Directors for breach of fiduciary duty, then a Director of the Corporation shall be exempt from such liability for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article EIGHTH, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a Director of the Corporation hereunder in respect of any act or omission of such Director occurring prior to such repeal, modification or adoption of an inconsistent provision.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

NINTH: The Corporation shall indemnify, defend and hold harmless any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the express written request of the Corporation as a Director, trustee, partner, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by Section 145 of the Delaware General Corporation Law, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines. ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings seeking to enforce the rights to indemnification granted herein, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification on greater or different than that provided in this Article NINTH. Any repeal or modification of the provisions of this Article NINTH, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection existing hereunder immediately prior to such repeal, modification or adoption of an inconsistent provision. Notwithstanding the foregoing, all indemnification provided for in this Article NINTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-Law of the Corporation agreement, vote of stockholders or Directors or otherwise.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article NINTH.

TENTH: The Board of Directors of the Corporation, in determining whether the interests of the Corporation, its subsidiaries and its stockholders will be served by any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation or any subsidiary of the Corporation,
(ii) merge or consolidate the Corporation or any of its subsidiaries with or into another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or any of its subsidiaries, may take into account factors in addition to potential economic benefits to stockholders. Such factors may include, without limitation, (a) comparison of the proposed consideration to be received by stockholders, in relation to the then current market price of the capital stock, to the estimated current value of the Corporation or any of its subsidiaries in a freely negotiated transaction, and to the estimated future value of the Corporation or any of its subsidiaries as an independent entity; (b) the impact of such a transaction on the customers and employees of the Corporation or any of its subsidiaries, and its effect on the communities in which the Corporation or any of its subsidiaries operates; and (c) the ability of the Corporation or any of its subsidiaries to fulfill its objectives and obligations under applicable statutes and regulations.

The terms "offer" as used in this Article TENTH includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: The Corporation may not purchase any shares of its stock from any person, entity or group that beneficially owns 5% or more of the Voting Stock at a price exceeding the average closing price for the twenty trading business days prior to the purchase date, unless a majority of the Corporation's Disinterested Stockholders (as hereinafter defined) approve the transaction. The restrictions on purchases by the Corporation set forth in this Article ELEVENTH do not apply
(i) to any offer to purchase shares of a class of the Corporation's stock which is made on the same terms and conditions to all holders of that class of stock, or (ii) to any purchase of stock owned by such a 5% stockholder occurring more than two years after such stockholder's last acquisition of the Corporation's stock, or (iii) to any purchase of the Corporation's stock in accordance with the terms of any stock option or employee benefit plan, or (iv) to any purchase at prevailing market prices pursuant to a stock purchase program.

For purposes of this Article ELEVENTH, the term "Disinterested Stockholders" means those holders each of whom owns less than 5% of the Voting Stock.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH: Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property,, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

THIRTEENTH: No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors, officers or partners, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors, or Committee thereof, which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

     (a) the material facts as to his, her or their interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee thereof, and the Board of Directors or Committee thereof, in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors, even though the disinterested Directors be less than a quorum, or

     (b) the material facts as to his, her or their interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the stockholders.

Interested Directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors, or of a Committee thereof which authorizes such contract or transaction. No Director or officer shall be liable to account to the Corporation for any profit realized by him or her from or through such contract or transaction solely by reason of the fact that he or she or any other corporation, partnership, association, or other organization in which he or she is a director or officer, or has a financial interest, was interested in such contract or transaction.

FOURTEENTH:  BUSINESS COMBINATIONS.
-----------------------------------

Section 1.  HIGHER VOTE FOR BUSINESS COMBINATIONS.
            ---------------------------------------

In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, unless a Business Combination (as defined below) shall have been approved by the affirmative vote of not less than a majority of the Whole Board, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least seventy-five percent (75%) of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

SECTION 2.  NO EFFECT ON FIDUCIARY OBLIGATIONS.
-----------------------------------------------

Nothing contained in this provision shall be construed to relieve the members of the Board of Directors from any fiduciary obligations imposed by law.

SECTION 3.  DEFINITION.
-----------------------

For purposes of this Article FOURTEENTH "Business Combination" means:

     (a) any merger or consolidation of the Corporation or any subsidiary; or

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or more than ten percent (10%) of the total assets of the Corporation or any subsidiary, as of the end of such corporation's recent fiscal year ending prior to the time the determination is made; or

     (c) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary; or

     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any subsidiary; or

     (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any subsidiary, or (ii) any class of securities of the Corporation or any subsidiary convertible into equity securities of the Corporation or any subsidiary; or

     (f) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (a) through (e) of Section 3 of this Article FOURTEENTH.

SECTION 4.  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.
----------------------------------------------------------------

Nothing in this Article FOURTEENTH or elsewhere in this Restated Certificate of Incorporation shall be construed as a waiver of any rights of the Corporation to the provisions of Section 203 of the Delaware General Corporation Law dealing with business combinations with interested stockholders; and the Corporation hereby claims the full benefit of all such provisions or any other similar provisions heretofore or hereafter enacted as part of the Delaware General Corporation Law to the fullest extent in addition to the provisions of this Article FOURTEENTH.

SECTION 5.  AMENDMENT.
----------------------

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article FOURTEENTH.

FIFTEENTH: The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority vote of the Whole Board or by the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class.

Notwithstanding anything contained in this Restated Certificate of incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, this Article FIFTEENTH.

SIXTEENTH: The provisions of Section 2 of Article FOURTH and the provisions of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, FOURTEENTH, FIFTEENTH and this Article SIXTEENTH, shall not be amended, altered, changed or repealed, and no provision inconsistent with any of them shall be adopted, except by the affirmative vote of the holders of at least seventy-five percent (75%) of the Voting Stock, voting together as a single class. The Corporation reserves the right to amend, alter, change or repeal any other provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

This Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, CMG Information Services, Inc. has caused its corporation seal to be affixed hereto and this Certificate to be signed by David S. Wetherell, its President, and attested by William Willams, II, its Assistant Secretary this 8th day of November, 1993.

                     CMG INFORMATION SERVICES, INC.

                     By: /s/ David S. Wetherell
                     --------------------------

                         David S. Wetherell, President

ATTEST:

By: /s/ William Williams II

William Williams II, Assistant Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CMG INFORMATION SERVICES, INC.

CMG INFORMATION SERVICES, INC. a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

     VOTED: That the Board of Directors of CMG Information Services, Inc. hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

              That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the number of authorized shares of capital stock of the Corporation from 15,000,000 to 45,000,000 so that said ARTICLE FOURTH (a) shall be and read as follows:

              FOURTH. (a) The total number of shares of capital stock which the Corporation is authorized to issue is 45,000,000, of which 40,000,000 shares shall be common stock, par value $.01 per share ("Common Stock") and 5,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

and further,

     VOTED: That the foregoing amendment to the Restated Certificate of Incorporation of this Corporation be submitted to the stockholders of this Corporation for their approval at the 1996 Special Meeting of Stockholders.

     SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1996 Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

IN WITNESS WHEREOF, CMG INFORMATION SERVICES, INC. has caused this Certificate to be signed by David S. Wetherell, its President, and William Williams II, its Assistant Secretary, this 22nd day of March, 1996.

(SEAL)     CMG INFORMATION SERVICES, INC.

           By: /s/ David S. Wetherell
           --------------------------

               David S. Wetherell, President

ATTEST: /s/ William Williams II

     William Williams II, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CMG INFORMATION SERVICES, INC.

CMG INFORMATION SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation and directing that said amendments be submitted to the stockholders of the Corporation for their review and consent:

     VOTED: That the Board of Directors of CMG Information Services, Inc. hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

             That ARTICLE FIRST of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to change the name of the Corporation from CMG Information Services, Inc. to CMGI, Inc. so that said ARTICLE FIRST shall be and read as follows:

     FIRST:  The name of the Corporation is CMGI, Inc. and further,

     VOTED: That the Board of Directors of CMG Information Services, Inc. hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

             That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the authorized shares of capital stock of the Corporation from 45,000,000 to 105,000,000 so that said ARTICLE FOURTH (a) shall be and read as follows:

    FOURTH: (a) The total number of shares of capital stock which the Corporation is authorized to issue is one hundred and five million (105,000,000) shares of which one hundred million (100,000,000) shares shall be common stock, par value $0.01 per share ("Common Stock") and 5,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock"). and further,

     VOTED: That the foregoing amendments to the Restated Certificate of Incorporation of this Corporation are advisable and in the best interest of the Corporation and that they be submitted to the stockholders of this Corporation for their consideration and approval at the 1998 Annual Meeting of Stockholders.

    SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1998 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

    FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendments.

             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, CMG INFORMATION SERVICES, INC. has caused this Certificate to be signed by David S. Wetherell, its President, and William Williams II, its Assistant Secretary, this 17th day of December, 1998.

                         CMG INFORMATION SERVICES, INC.

                             By: /s/ David S. Wetherell
                             --------------------------

                                 David S. Wetherell, President

ATTEST: /s/ William Williams II

     William Williams II,
     Assistant Secretary

                                 CERTIFICATE OF
                     DESIGNATIONS, PREFERENCES, AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                   CMGI, INC.

                        (Pursuant to Section 151 of the
                           Delaware Corporation Law)

CMGI, INC., a corporation organized and existing under the Delaware General Corporation Law (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on December 17, 1998 pursuant to authority of the Board of Directors as required by
Section 151(g) of the Delaware Corporation Law:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series B Convertible Preferred Stock:

                           I. DESIGNATION AND AMOUNT
                           -------------------------

The designation of this series, which consists of 50,000 shares of Preferred Stock, is Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK") and the stated value shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

                                   II.  RANK
                                   ---------

The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "COMMON STOCK"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with
Article X hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock)
                          ----------
(collectively, with the Common Stock, "JUNIOR SECURITIES"); (iii) pari passu
                                                                  ----------
with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article X hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock ("PARI PASSU SECURITIES"); and (iv) junior
                                    ----------
to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article X hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                III. DIVIDENDS
                                --------------

The Series B Preferred Stock shall not bear any dividends. Except as provided below, in no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class. Notwithstanding the foregoing, the Corporation may (i) declare or pay upon any Junior Securities any dividend payable in equity interests of a subsidiary of the Corporation; provided that, the holders of the Series
                               -------------
B Preferred Stock then outstanding shall have first received, or simultaneously received, a like distribution on each outstanding share of Series B Preferred Stock, based on the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible on the record date for such distribution (without regard to any limitations on conversion and based upon the then prevailing Conversion Price (as defined below) using the record date as the Conversion Date (as defined below)) or (ii) redeem shares of Common Stock which had been issued as restricted stock pursuant to a stock option plan approved by the stockholders of the Corporation.

                          IV.  LIQUIDATION PREFERENCE
                          ---------------------------

A.  LIQUIDATION EVENT.  If the Corporation shall commence a voluntary case under
    ------------------
the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities (including any
           ----------
dividends or distribution paid
on any Pari Passu Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such
              ----------
shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distribution made after the date of filing of this Certificate of Designation shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.

B.  CERTAIN ACTS DEEMED LIQUIDATION EVENT.  At the option of the  holders of a
    --------------------------------------
majority-in-interest of the then outstanding shares of Series B Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of and as a condition to such transaction an amount equal to the sum of (a)118% of the Stated Value plus (b) four percent (4%) per annum of such Stated Value for the period beginning on the date of issuance of the Series B Preferred Stock (the "ISSUE DATE") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period) with respect to each outstanding share of Series B Preferred Stock or (ii) be treated pursuant to Article VI.C(b) hereof. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

C.  LIQUIDATION PREFERENCE.  For purposes hereof, the "LIQUIDATION PREFERENCE"
    -----------------------
with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) and amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the date of final distribution to the holder thereof (prorated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of
               ----------
Designation filed in respect thereof.

                                 V. REDEMPTION
                                 -------------

A.  MANDATORY REDEMPTION.  If any of the following events (each, a "MANDATORY
    ----------------------
REDEMPTION EVENT") shall occur:

          (i) The Corporation fails to issue shares of Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.E below and the Corporation is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of December 21, 1998, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of December 21, 1998, by and between the Corporation and the other signatories thereto (the "PURCHASE AGREEMENT") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Corporation shall have been notified thereof in writing by any holder of Series B Preferred Stock;

          (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") prior to May 22, 1999 of the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required pursuant to Section 3(b) of the Registration Rights Agreement) within one hundred fifty
          (150) days after the date the Corporation reasonably first determined (or reasonably should have determined) the need therefor, or any such Registration Statement, after its initial effectiveness, lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Corporation's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

(iii) The Corporation or any "significant subsidiary" as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (a "SIGNIFICANT SUBSIDIARY") of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any Significant Subsidiary of the Corporation;

          (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("NASDAQ"), the Nasdaq SmallCap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"); or

          (vi) The Corporation (a) files a notification of registration under the Investment Company Act of 1940 (the "40 ACT"); (b) files a registration statement relating to its shares of Common Stock (or any other equity security) on Forms N-1A or N-2 or any other form prescribed for use by investment companies under regulations promulgated by the SEC; (c) is informed by the staff of the SEC's Division of Investment Management that (1) the staff will not support the Corporation's application for an order of exemption filed pursuant to Section 3(b)(2) under the 40 Act, or (2) the staff will not agree to recommend to the SEC that it extend the period of time under the statute during which the Corporation is exempted from the 40 Act; provided that the Corporation has failed, within forty-five (45) days
          -------------
          of such event, to reduce the amount of its "investment securities" (as defined in Section 3(a)(2) of the 40 Act) to less than 40% of its total assets or to have such staff position withdrawn or does not, at the time of such event, qualify for the exception provided by Rule 3a-2 promulgated under the 40 Act; (d) is named in a complaint, filed by the SEC, seeking to compel the Corporation to register under the 40 Act; provided such complaint remains undismissed for a period of
               --------
          forty-five (45) days; or (e) is named in a complaint filed by or on behalf of the Corporation or any shareholder or group of shareholders thereof, where any one count thereof avers or alleges that the Corporation is an Investment Company required to register under the 40 Act; provided such complaint remains undismissed for a period
               --------
          of forty-five (45) days, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii), (v) or (vi), at the option of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock by written notice (the "MANDATORY REDEMPTION NOTICE") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or
          (iv), the Corporation shall purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) the sum of (a) Mandatory Redemption Percentage (as defined below) multiplied by the Stated Value of the shares to be redeemed plus (b) an amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "MANDATORY REDEMPTION DATE"), and (2) the "PARITY VALUE" of the shares to be redeemed, where parity value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (without giving any effect to any limitations on conversions of shares contained herein, and treating the Trading Day (as defined in Article VI.B) immediately preceding the Mandatory Redemption Date as the "CONVERSION DATE" (as defined in Article VI.B(a)) for purposes of determining the lowest applicable Conversion Price, unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "MANDATORY REDEMPTION AMOUNT"). "MANDATORY REDEMPTION PERCENTAGE" means 115% for purposes of subparagraphs (iii) and (iv) above, 118% for purposes of subparagraphs (ii) and (v) above and 120% for all other purposes. "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series B Preferred Stock and the Corporation ("BLOOMBERG") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the- counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Series B Preferred Stock.

B.  TRADING MARKET REDEMPTION.  If the Series B Preferred Stock ceases to be
    --------------------------
convertible by any holder as a result of the limitations described in Article VI.A(c) below (a "TRADING MARKET REDEMPTION EVENT"), and the Corporation has not prior to, or within forty-five (45) days of, the date that such Trading Market Redemption Event arises, (i) obtained the Stockholder Approval (as defined in
Article VI.A(c)) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in Article VI.A(c)), then the Corporation shall be obligated to redeem immediately all of the then outstanding Series B Preferred Stock, in accordance with this Article V.B. An irrevocable redemption notice (the "TRADING MARKET REDEMPTION NOTICE") shall be delivered promptly to the holders of Series B Preferred Stock at their registered address appearing on the records of the Corporation and shall state (i) that the Maximum Share Amount (as defined in Article VI.A) has been issued upon exercise of the Series B Preferred Stock, (ii) that the Corporation is obligated to redeem all of the outstanding Series B Preferred Stock and (iii) the Mandatory Redemption Date, which shall be a date within five (5) business days of the earlier of (a) the date of the Redemption Notice or (b) the date on which the holders of the Series B Preferred Stock notify the Corporation of the occurrence of a Trading Market Redemption Event. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A above) in cash.

C.  OPTIONAL REDEMPTION.  Notwithstanding anything to the contrary contained in
    --------------------
this Article V, so long as (i) no Mandatory Redemption Event or Trading Market Redemption Event shall have occurred and be continuing, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) can be made thereunder for at least twenty (20) days prior to the Optional Redemption Date (as defined below) and (iii) the Corporation has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Series B Preferred Stock, then at any time after December 21, 1999, on any day on which, and for a period of ten (10) consecutive Trading Days prior thereto, the Closing Bid Price (as defined in Article VI.B(a)) is less than $73.00 (as adjusted for stock splits, stock dividends and similar events, the "REDEMPTION THRESHOLD"), the Corporation shall have the right, exercisable on not less than fifteen (15) Trading Days prior written notice to the holders of Series B Preferred Stock (which notice may not be sent to the holders of the Series B Preferred Stock until the Corporation is permitted to redeem the Series B Preferred Stock pursuant to this Article V.C), to redeem all of the outstanding shares of Series B Preferred Stock in accordance with this Article
V. Any notice of redemption hereunder (an "OPTIONAL REDEMPTION") shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state
(1) that the Corporation is exercising its right to redeem all of the outstanding shares of Series B Preferred Stock and (2) the date of redemption (the "OPTIONAL REDEMPTION NOTICE"). On the date fixed for redemption (the "OPTIONAL REDEMPTION DATE"), the Corporation shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one (1) business day prior to the Optional Redemption Date. If the Corporation exercises its right to redeem the Series B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "OPTIONAL REDEMPTION AMOUNT") equal to the sum of (i) 115% multiplied by the Stated Value of the shares of Series B Preferred Stock to be redeemed and (ii) an amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the Optional Redemption Date, for each share of Series B Preferred Stock then held. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any shares of Series B Preferred Stock in accordance with Article VI and any shares of Series B Preferred Stock so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the shares of Series B Preferred Stock which are otherwise subject to redemption pursuant to such notice. If the Corporation delivers an Optional Redemption Notice and fails to pay the Optional

Redemption Amount due to the holders of the Series B Preferred Stock within two
(2) business days following the Optional Redemption Date, the Corporation shall forever forfeit its right to redeem the Series B Preferred Stock pursuant to this Article V.C. On the Optional Redemption Date, against delivery of the Optional Redemption Amount, the holders of such redeemed shares of Series B Preferred Stock shall surrender the certificates representing such shares of Series B Preferred Stock in escrow to counsel designated by such holders with such shares to be released to the Corporation by such counsel upon receipt of the Optional Redemption Amount by such holders.

D.  REDEMPTION IN LIEU OF AUTOMATIC CONVERSION.  Notwithstanding anything to the
    -------------------------------------------
contrary contained in this Article V and subject to the terms of this Article V.D, if on the Automatic Conversion Date (as defined in Article VIII) the Corporation is unable to issue shares of Common Stock upon conversion of the Series B Preferred Stock as a result of the Cap Amount being issued, the Corporation shall, in lieu of issuing shares of Common Stock to the holders upon Automatic Conversion in accordance with the terms of Article VIII below, redeem all of such shares of Series B Preferred Stock which the Corporation is unable to convert as a result of the Cap Amount being issued for an amount in cash equal to the sum of (i) the Stated Value of the shares of Series B Preferred Stock to be redeemed and (ii) an amount equal to four (4%) per annum of such Stated Value beginning on the Issue Date and ending on the Automated Conversion Date, for each share of Series B Preferred Stock being redeemed (the "REDEMPTION IN LIEU OF AUTOMATIC CONVERSION AMOUNT"). The Corporation shall effect a redemption pursuant to this Article V.D. by sending written notice to the holders of the Series B Preferred Stock at least fifteen (15) Trading Days prior to the Automatic Conversion Date of its election to redeem the shares of Series B Preferred Stock eligible for redemption pursuant to this Article V.D. (the "REDEMPTION IN LIEU OF AUTOMATIC CONVERSION NOTICE").

E.  QUALIFIED PUBLIC OFFERING REDEMPTION.  Notwithstanding anything to the
    -------------------------------------
contrary contained in this Article V, so long as (i) no Mandatory Redemption Event or Trading Market Redemption Event shall have occurred and be continuing,
(ii) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) can be made thereunder for at least twenty (20) days prior to the date the Qualified Public Offering Redemption Notice (as defined below) is sent and at all times through and including the Qualified Public Offering Redemption Date (as defined below) and (iii) the Corporation has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Series B Preferred Stock, then at any time after the Issue Date, if the underwriters in such Qualified Public Offering (as defined in the Registration Rights Agreement) so request, the Corporation shall have the right, exercisable on not less than fifteen (15) Trading Days prior written notice to the holders of Series B Preferred Stock, to redeem all of the outstanding shares of Series B Preferred Stock in accordance with this Article
V. Any notice of redemption hereunder (a "QUALIFIED PUBLIC OFFERING REDEMPTION") shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state (1) that the Corporation is exercising its right to redeem all of the outstanding shares of Series B Preferred Stock and (2) the date of redemption which shall be the date of the consummation of the Qualified Public Offering (the "QUALIFIED PUBLIC OFFERING REDEMPTION NOTICE"). On the date of consummation of the Qualified Public Offering (the "QUALIFIED PUBLIC OFFERING REDEMPTION DATE"), the Corporation shall make payment of the Qualified Public Offering Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one
(1) business day prior to the Qualified Public Offering Redemption Date. If the Corporation exercises its right to redeem the Series B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "QUALIFIED PUBLIC OFFERING REDEMPTION AMOUNT") equal to the sum of (i) 118% multiplied by the Stated Value of the shares of Series B Preferred Stock to be redeemed and (ii) an amount equal to four percent (4%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the Qualified Public Offering Redemption Date, for each share of Series B Preferred Stock then held. Notwithstanding notice of an Qualified Public Offering Redemption, the holders shall at all times prior to the Qualified Public Offering Redemption Date maintain the right to convert all or any shares of Series B Preferred Stock in accordance with Article VI and any shares of Series B Preferred Stock so converted after receipt of an Qualified Public Offering Redemption Notice and prior to the Qualified Public Offering Redemption Date set forth in such notice and payment of the aggregate Qualified Public Offering Redemption Amount shall be deducted from the shares of Series B Preferred Stock which are otherwise subject to redemption pursuant to such notice. If the Corporation delivers an Qualified Public Offering Redemption Notice and fails to pay the Qualified Public Offering Redemption Amount due to the holders of the Series B Preferred Stock within two (2) business days following the Qualified Public Offering Redemption Date, the Corporation shall forever forfeit its right to redeem the Series B Preferred Stock pursuant to this Article V.E. On the Qualified Public Offering Redemption Date, against delivery of the Qualified Public Offering Redemption Amount, the holders of such redeemed shares of Series B Preferred Stock shall surrender the certificates representing such shares of Series B Preferred Stock in escrow to counsel designated by such holders with such shares to be released to the Corporation by such counsel upon receipt of the Qualified Public Offering Redemption Amount by such holders.

F.  FAILURE TO PAY REDEMPTION AMOUNTS.  In the case of a Mandatory Redemption
    ----------------------------------
Event or the delivery of an Optional Redemption Notice, Redemption In Lieu of Automatic Conversion Notice or a Qualified Public Offering Redemption Notice, if the Corporation fails to pay the Mandatory Redemption Amount, Optional Redemption Amount, Redemption In Lieu of Automatic Conversion Amount or Qualified Public Offering Redemption Amount, as applicable, within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, or at any time after delivery of an Optional Redemption Notice, Redemption In Lieu of Automatic Conversion Notice or a Qualified Public Offering Redemption Notice, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, Optional Redemption Amount, Redemption In Lieu of Automatic Conversion Amount or Qualified Public Offering Redemption Amount, as applicable, the number of shares of Common Stock of the Corporation equal to such applicable redemption amount divided by any Conversion Price, as chosen in the sole discretion of the holder of Series B Preferred Stock, in effect from the date of the Mandatory Redemption Event (or the date of delivery of an Optional Redemption Notice, Redemption In Lieu of Automatic Conversion Notice or a Qualified Public Offering Redemption Notice) until the date such holder elects to exercise its rights pursuant to this Article V.E.

                  VI. CONVERSION AT THE OPTION OF THE HOLDER
                  ------------------------------------------

A.  OPTIONAL CONVERSION
    -------------------

    (a)  CONVERSION AMOUNT.  Each holder of shares of Series B Preferred Stock
    ----------------------
may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as set forth below (an "OPTIONAL CONVERSION"). Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (1) the sum of (a) the Stated Value thereof plus
(b) the Premium Amount (as defined below), by (2) the then effective Conversion Price (as defined below); provided, however, that in no event (other than
                          -----------------
pursuant to the Automatic Conversion (as defined in Article VII)) shall a holder of shares of Series B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso. The "PREMIUM AMOUNT" means the product of the Stated Value, multiplied by .04, multiplied by (N/365), where "N" equals the number of days elapsed from the Issue Date to and including the Conversion Date (as defined in Article VI.B).

    (b)  LIMITATION OF NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED.
    -----------------------------------------------------------------------

Subject to waiver by the Corporation, the maximum number of shares of Common Stock to be issued upon conversion of the Series B Preferred Stock shall be 1,041,667 shares (as adjusted for stock splits, stock dividends and similar events, the "CAP AMOUNT"). If the Corporation has issued a number of shares of Common Stock upon conversion of the Series B Preferred Stock equal to the Cap Amount, unless the Corporation waives the limitations set forth in this Article VI.A(b) and issues shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the Cap Amount, on the Automatic Conversion Date (as defined in Article VIII) the Corporation shall be required to redeem the outstanding shares Series B Preferred Stock in accordance with Article V.D.

     (c)  TRADING MARKET LIMITATION. Unless (i) permitted by the applicable
          --------------------------
     rules and regulations of the principal securities market on which the Common Stock is listed or traded or (ii) the Corporation has obtained approval of the issuance of the Common Stock upon conversion of the Series B Preferred Stock in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall the total number of shares of Common Stock issued upon conversion of the Series B Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series B Preferred Stock for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to any rule of the principal United States securities market on which the Common Stock trades (including Rule 4460(i) of the Nasdaq Stock Market or any successor rule)(the "MAXIMUM SHARE AMOUNT") which, as of the Issue Date, shall be 4,614,296 (19.99% of the total shares of Common Stock outstanding on the Issue Date), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each holder of Series B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article XI below. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the Series B Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Stock at the then effective Conversion Price, represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.

B.  CONVERSION PRICE.
    -----------------

     (a)  CALCULATION OF CONVERSION PRICE.  Subject to subparagraph (b) below,
          --------------------------------
     the "CONVERSION PRICE" shall be (i) prior to the earliest of (A) December 22, 1999, (B) the date the Corporation makes a public announcement that it intends to merge or consolidate with any other corporation (other than a merger in which the Corporation is the continuing Corporation and the capital stock of the Corporation remains unchanged) or sell or transfer substantially all of the assets of the Corporation, (C) the date any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme), (D) the date there is a material adverse change in the business, operations, assets, financial condition or prospects of the Corporation or its subsidiaries, taken as a whole or (E) the occurrence of any Mandatory Redemption Event or after delivery of any Qualified Public Offering Redemption Notice by the Corporation (the earliest of such dates being hereafter referred to as the "MARKET PRICE TRIGGER DATE"), the Fixed Conversion Price and (ii) beginning on the Market Price Trigger Date, the lesser of the Market Price and the Fixed Conversion Price; provided, however, that in the event the Market
                             -----------------
     Price Trigger Date arises as a result of the delivery of a Qualified Public Offering Redemption Notice prior to December 22, 1999, then, during the period beginning on the date the Qualified Public Offering Redemption Notice is delivered to the holders of the Series B Preferred Stock and ending on the earlier of (x) the Qualified Public Offering Redemption Date and (y) December 21, 1999, the average Conversion Price for the shares of Series B Preferred Stock converted during such period shall be no less than the price of the Common Stock offered in the Qualified Public Offering (with an adjustment to be made after the consummation of the Qualified Public Offering, if necessary, in the number of shares of Common Stock issued upon conversion of the Series B Preferred Stock by the Corporation and the holders of the Series B Preferred Stock who have converted during such period). The Conversion Price shall be subject to adjustments pursuant to the provisions of Article VI.C below. "MARKET PRICE" shall mean the average of the Closing Bid Prices for any three (3) consecutive Trading Days (the "MARKET PRICE DAYS") during the ten (10) Trading Day period ending one (1) Trading Day prior to the date (the "CONVERSION DATE") the Notice of Conversion (as defined in Article VI.E) is sent by a holder to the Corporation via facsimile (the "PRICING PERIOD"). The Market Price Days shall be designated by the converting holder at the time of conversion (from among the days comprising the Pricing Period) and such designation shall be set forth in the Conversion Notice. "FIXED CONVERSION PRICE" shall mean $104.00. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price on Nasdaq as reported by Bloomberg or, if Nasdaq is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Series B Preferred Stock. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     (b)  CONVERSION PRICE DURING MAJOR ANNOUNCEMENTS.  Notwithstanding anything
     -------------------------------------------------
     contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "ADJUSTED CONVERSION PRICE TERMINATION DATE" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this subparagraph (b) to become operative.

C.  ADJUSTMENTS TO CONVERSION PRICE.
    ----------------------------------

The Conversion Price shall be subject to adjustment from time to time as follows:

         (a)  ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLIT, STOCK
              --------------------------------------------------------
    DIVIDEND, ETC. If at any time when Series B Preferred Stock is issued and
    --------------
    outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series B Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "TRADING PRICE," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

         (b)  ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC.  If, at any time
         --------------------------------------------------
    when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series B Preferred Stock. The Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty
    (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         (c)  ADJUSTMENT FOR UNDERWRITERS' LOCK-UP.  In the event the holders
         ------------------------------------------
    of Series B Preferred Stock are required to enter into a Lock-Up Agreement (as defined in Section 4(f) of the Registration Rights Agreement), from the beginning of such Underwriters' Lock-Up Period (as defined in Section 4(f) of the Registration Rights Agreement) until the fifth (5th) Trading Day following the last day of such Underwriters' Lock-Up Period, the Conversion Price shall not exceed the lesser of (i) the Fixed Conversion Price and (ii) the Market Price in effect one (1) Trading Day prior to the beginning of such Underwriters' Lock-Up Period.

         (d)  ADJUSTMENT DUE TO DISTRIBUTION.  Subject to Article III, if
         ------------------------------------
    the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         (e)  PURCHASE RIGHTS.  Subject to Article III, if at any time when any
         ---------------------
    Series B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (f)  ADJUSTMENT FOR RESTRICTED PERIODS.  In the event that (i) the
         ---------------------------------------
     Corporation fails to obtain effectiveness with the Securities and Exchange Commission of any Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to the Registration Rights Agreement on or prior to the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, or (ii) any such Registration Statement lapses in effect, or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement), then, if any holder of Series B Preferred Stock elects to convert the shares of Series B Preferred Stock held by such holder into Common Stock at any time during the period beginning on the first day of the Restricted Period (as defined below) and ending one (1) Trading Day after the end of such Restricted Period, at the election of each holder of Series B Preferred Stock, the Pricing Period shall be comprised of, (x) in the case of an event described in clause (i), the ten (10) Trading Days preceding the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement plus all Trading Days through and including the third (3rd) Trading Day following the actual date of effectiveness of the Registration Statement; and (y) in the case of an event described in clause (ii), the ten (10) Trading Days preceding the date on which the holder of the Series B Preferred Stock is first notified that sales may not be made under the Prospectus, plus all Trading Days through and including the third (3rd) Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus (such periods described in clauses (x) and (y) shall be referred to as the "RESTRICTED PERIODS"). If a holder of Series B Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus or otherwise) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

         (g)  NOTICE OF ADJUSTMENTS.  Upon the occurrence of each adjustment or
         ---------------------------
    readjustment of the Conversion Price pursuant to this Article VI.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

D.  MECHANICS OF CONVERSION.  In order to convert Series B Preferred Stock into
    ------------------------
full shares of Common Stock, a holder of Series B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series B Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its

Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

         (a)  LOST OR STOLEN CERTIFICATES.  Upon receipt by the Corporation of
         ---------------------------------
    evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

         (b)  DELIVERY OF COMMON STOCK UPON CONVERSION.  Upon the surrender of
         ----------------------------------------------
    certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "DELIVERY PERIOD"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon surrender of shares of Series B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"). Such Delivery Default Payments shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A and in this Article VI.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         (c)  CASH IN LIEU OF FRACTIONAL SHARES.  If any conversion of Series B
         ---------------------------------------
    Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, the Corporation shall pay to the holder of such fractional share, cash in lieu of such fractional share in an amount equal to such fraction multiplied by the Closing Price of the Common Stock on the Conversion Date.

         (d)  CONVERSION DATE.  The "CONVERSION DATE" shall be the date
         ---------------------
    specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series B Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

E.  RESERVATION OF SHARES.  A number of shares of the authorized but unissued
    ----------------------
Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding (based on the lesser of the then current Market Price and the Fixed Conversion Price) shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series B Preferred Stock, 2,083,332 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock.

If at any time a holder of shares of Series B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "CONVERSION DEFAULT"), subject to Article XI, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS

AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (i) such time that a holder of Series B Preferred Stock notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. In addition, the Corporation shall pay to the holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) .24, multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series B Preferred Stock held by such holder through the Authorization Date (as defined below), multiplied by
(c) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the holder's option, as follows:

     (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

     (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares of Common Stock).

The holder's election shall be made in writing to the Borrower at any time prior to 9:00 p.m, New York City Time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

F.  NOTICE OF CONVERSION PRICE ADJUSTMENTS.  Upon the occurrence of each
    ---------------------------------------
adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

G.  STATUS AS STOCKHOLDERS.  Upon submission of a Notice of Conversion by
    -----------------------
a holder of Series B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series B Preferred Stock to the holder or, if such shares of Series B Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series B Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.E to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.E.) for the Corporation's failure to convert the Series B Preferred Stock.

                       VII  CONVERSION BY THE CORPORATION
                       ----------------------------------

Subject to the limitations on conversion set forth in Article VI.A(c) and so long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the holders of the Series B Preferred Stock (or may otherwise be resold publicly without restriction) and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, then, at any time after the one (1) year anniversary of the date the Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the SEC (subject to extension for each Trading Day following effectiveness that sales of all of the Registrable Securities (as defined in the

Registration Rights Agreement) cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement, during an Allowed Delay or otherwise), if the average Closing Bid Price of the Common Stock during any twenty (20) consecutive Trading Day period is greater than 150% of the Fixed Conversion Price (a "FORCED CONVERSION TRIGGER EVENT"), the Corporation shall have the right, exercisable on not less than fifteen (15) Trading Days prior written notice (the "CORPORATION CONVERSION NOTICE") to the holders of the Series B Preferred Stock (which notice may not be sent to the holders of the Series B Preferred Stock until the Corporation is permitted to convert the Series B Preferred Stock pursuant to this Article VII but must be sent withing five (5) Trading Days of a Forced Conversion Trigger Event), to convert all of the outstanding shares of Series B Preferred Stock into shares of Common Stock in accordance with this Article VII and Article VI; provided, however, that a Corporation Conversion shall not be
                ------------------
permitted if during the period beginning on the date the Corporation Conversion Notice is delivered to the holders of the Series B Preferred Stock and ending on the Trading Day prior to the Corporation Conversion Date the average Closing Bid Price of the Common Stock for any five (5) consecutive Trading Days during such period is not greater than 150% of the Fixed Conversion Price. Any conversion hereunder (a "CORPORATION CONVERSION") shall be as of the date (the "CORPORATION CONVERSION DATE") specified in the Corporation Conversion Notice (but in no event prior to the fifteenth (15) trading day following the date of such notice). The Corporation Conversion shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation, which notice shall contain substantially the same information as the Notice of Conversion described in Article VI.E. The Corporation Conversion Date shall be the "Conversion Date" for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder upon a Corporation Conversion.

                           VIII  AUTOMATIC CONVERSION
                           --------------------------

Subject to the limitations on conversion set forth in Articles VI.A(b) and VI.A(c) and so long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the holders of the Series B Preferred Stock (or may otherwise be resold publicly without restriction) and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, each share of Series B Preferred Stock issued and outstanding on December 22, 2000 (the "AUTOMATIC CONVERSION DATE"), automatically shall be converted into shares of Common Stock on such date at the then effective Market Price in accordance with, and subject to, the provisions of Article VI hereof (the "AUTOMATIC CONVERSION"). The Automatic Conversion Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise, including any Allowed Delays (as defined in Section 3(f) of the Registration Rights Agreement), (ii) any Mandatory Redemption Event (as defined in Article V.A) or Trading Market Redemption Event exists, without regard to whether any cure periods shall have run, (iii) that the Corporation is in breach of any of its obligations pursuant to Section 4(h) of the Purchase Agreement or (iv) at the option of each holder of Series B Preferred Stock, such holder is subject to a Lock-Up Agreement (as defined in the Registration Rights Agreement). The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price (using the Market Price as the Conversion Price) and the time within which certificates representing the Common Stock must be delivered to the holder.

                               IX  VOTING RIGHTS
                               -----------------

The holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), in this Article IX, and in Article X below.

Notwithstanding the above, the Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the DGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                            X  PROTECTIVE PROVISIONS
                            ------------------------

So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "SENIOR SECURITIES");

     (c) create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "PARI PASSU SECURITIES");
                                    ---------------------

     (d) increase the authorized number of shares of Series B Preferred Stock;

     (e) issue any Senior Securities or Pari Passu Securities;

     (f) increase the par value of the Common Stock, or

     (g) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

In the event holders of at least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

                           XII  PRO RATA ALLOCATIONS
                           -------------------------

The Maximum Share Amount, the Cap Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series B

Preferred Stock based on the number of shares of Series B Preferred Stock issued to each holder. Each increase to the Maximum Share Amount, the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each holder at the time of the increase in the Maximum Share Amount, the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount, the Cap Amount and Reserved Amount. Any portion of the Maximum Share Amount, the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series B Preferred Stock shall be allocated to the remaining holders of shares of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such holders.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 22nd day of December, 1998.

                                   CMGI, INC.

                               By:  /s/Andrew J. Hajducky III
                                    -------------------------

                                    Andrew J. Hajducky III
                                    Executive Vice President


                                   EXHIBIT A
                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert ______ shares of Series B Preferred Stock, represented by stock certificate No(s). __________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of CMGI, Inc., a Delaware corporation (the "CORPORATION") according to the conditions of the Certificate of Designation of Series B Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:
-------------------------

Account Number:
----------------

     In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
------

Address:
---------

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

Date of Conversion:
-------------------

Market Price Days:
------------------

Applicable Conversion Price:
----------------------------

Number of Shares of
Common Stock to be Issued:
--------------------------

Signature:
----------

Name:
-----

Address:
--------

*The Corporation is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   CMGI, INC.

     CMGI, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders of the Corporation for their review and consent:

     VOTED: That the Board of Directors of CMGI, Inc. hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:
             That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the authorized shares of capital stock of the Corporation from 105,000,000 to 405,000,000 so that said ARTICLE FOURTH (a) shall be and read as follows:

    FOURTH: (a) The total number of shares of capital stock which the Corporation is authorized to issue is four hundred five million (405,000,000) shares of which four hundred million (400,000,000) shares shall be common stock, par value $0.01 per share ("Common Stock") and 5,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock"), and further,

     VOTED: That the foregoing amendment to the Restated Certificate of Incorporation of this Corporation is advisable and in the best interest of the Corporation and that it be submitted to the stockholders of this Corporation for their consideration and approval at a Special Meeting of Stockholders to be held on May 13, 1999.

    SECOND: That thereafter, pursuant to the resolution of the Board of Directors, a Special Meeting of Stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

    FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendments.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, CMGI, INC. has caused this Certificate to be signed by David S. Wetherell, its President, and William Williams II, its Assistant Secretary, this 17th day of May, 1999.

                              CMGI, INC.



                              By:  /s/ D S Wetherell
                                   -----------------
                                   David S. Wetherell, President

ATTEST:  /s/ William Williams II
         -----------------------
         William Williams II,
         Assistant Secretary

                                 CERTIFICATE OF
                     DESIGNATIONS, PREFERENCES, AND RIGHTS

                                       of

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       of

                                   CMGI, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

CMGI, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL") hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation on June 24, 1999 pursuant to authority of the Board of Directors as required by
Section 151(g) of the DGCL:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation's previously authorized Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and hereby states the number of shares and the powers, designations, preferences and relative, participating, optional or other rights or the qualifications, limitations or restrictions thereof are as follows:

                          I.  DESIGNATION AND AMOUNT
                              ----------------------

The designation of this series is Series C Convertible Preferred Stock (the "Series C Preferred Stock"). This series consists of three tranches of shares totaling 375,000 shares as follows: "Tranche 1" consists of 125,000 shares; "Tranche 2" consists of 125,000 shares; and "Tranche 3" consists of 125,000 shares (collectively, the "Tranches"). The initial stated value is $1,000 per share of Series C Preferred Stock (the "Initial Stated Value Per Share"). Each certificate representing Preferred Shares shall bear language designating the Preferred Shares represented by such certificate as part of Tranche 1, Tranche 2 or Tranche 3.

                                   II.  RANK
                                        ----
The Series C Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $0.01 per share (the "Common Stock") and the Series D Preferred Stock (as defined below); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series C Preferred Stock obtained in accordance with Article VII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series C Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) junior to the Corporation's Series B Convertible Preferred Stock, par value $0.01 per share

("Series B Preferred Stock"); (iv) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series C Preferred Stock obtained in accordance with Article VII hereof) specifically ranking, by its terms, on parity with the Series C Preferred Stock ("Pari Passu Securities"); and (v) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series C Preferred Stock obtained in accordance with Article VII hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                III.  DIVIDENDS
                                      ---------

         A. The holders of the Series C Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Series C Preferred Stock equal to two percent (2.00%) of the Initial Stated Value Per Share payable at the Corporation's option (i) in cash on each Semiannual Dividend Payment Date (as defined below) or (ii) by an upward adjustment (each an "Adjustment," collectively, the "Adjustments") (a) to the Initial Stated Value Per Share on the Initial Semiannual Dividend Payment Date and (b) to the Adjusted Stated Value Per Share on each Semiannual Dividend Payment Date occurring after the Initial Semiannual Dividend Payment Date. The Initial Stated Value per Share as cumulatively adjusted shall be referred to as the "Adjusted Stated Value Per Share." The Corporation shall provide written notice on the Semiannual Dividend Record Date (as defined below) as to whether the Corporation elects to pay the dividend in accordance with subclause (i) or subclause (ii) on each Semiannual Dividend Payment Date; provided, however, if the Corporation elects to pay the dividend in accordance with subclause (i) and such payment has not been credited to the account of the record holder (pursuant to prior written instructions furnished to the Corporation) within five (5) business days after the applicable Semiannual Dividend Payment Date or the Corporation fails to give such notice on the Semiannual Dividend Record Date, the Corporation shall be deemed to have elected to pay the dividend in accordance with subclause (ii) and shall take all appropriate action to pay such dividend in accordance with subclause (ii).

         B. Dividends on the Series C Preferred Stock shall be cumulative and shall accrue daily from the date of original issuance or the date that the Corporation executes the Securities Purchase Agreement (as defined herein), if earlier (the "Issue Date"). Dividends on the Series C Preferred Stock shall be payable on June 30 and December 30 of each year (each such date being referred to herein as a "Semiannual Dividend Payment Date"), commencing on December 30, 1999 (the "Initial Semiannual Dividend Payment") (and in the case of any accrued but unpaid dividends, at such additional times and for such interim periods as may be determined by the Board of Directors) to the holders of record as they appear on the stock books of the transfer agent for the Corporation (the "Transfer Agent") on such record dates, which shall be ten (10) business days preceding each Semiannual Dividend Payment Date (each such date being referred to herein as a "Semiannual Dividend Record Date"). The amount of dividends payable per share of Series C Preferred Stock for each semiannual dividend period shall be computed by multiplying the Initial Stated Value Per Share by the annual dividend amount of two percent (2.00%) per share of Series C Preferred Stock divided by two. The amount of dividends payable for the initial dividend period and dividends payable for any other period that is shorter or longer than a full semiannual dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends, whether payable in cash or otherwise, which are in excess of the cumulative dividends provided for herein. Accrued but unpaid dividends shall not bear interest.

         C. The Series C Preferred Stock shall rank, as to payment of dividends, senior to the Common Stock and any other class or series of stock of the Corporation which is not by its terms expressly made senior to, or on a parity with, the Series C Preferred Stock as to dividends, except as provided in Section (D) below.

         D. Except as provided in this section (D), in no event, so long as any shares of Series C Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption (collectively a "Junior Securities Distribution") of any Junior Securities (other than a distribution of Junior Securities), without the written consent of the holders of a majority of outstanding shares of Series C Preferred Stock obtained in accordance with Article VII. Notwithstanding the foregoing, the Corporation may
(i) make a Junior Securities Distribution (other than an extraordinary distribution not made in the ordinary course of business) on its Series D Preferred Stock (the "Series D Preferred Stock") issuable in connection with that certain Purchase and Contribution Agreement, dated as of June 29, 1999, by and among Compaq Computer Corporation ("Compaq"), a Delaware corporation, Digital Equipment Corporation ("Digital"), a Massachusetts corporation and a wholly owned subsidiary of Compaq, AltaVista Company, a Delaware corporation and a wholly owned subsidiary of Digital, the Corporation and Xoom New Co Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation pursuant to the terms and subject to the conditions of a Certificate of Designations, Preferences and Rights in respect of the Series D Preferred Stock, in each case, with no right of participation in such dividend or distribution by the holders of Series C Preferred Stock notwithstanding this Section (D) and Article V.C(ii) and (iii), (ii) declare or pay upon any Junior Securities any dividend payable in equity interests of a subsidiary of the Corporation; provided that, the holders of the Series C Preferred Stock then outstanding shall have first received, or simultaneously received, a like distribution on each outstanding share of Series C Preferred Stock, based on the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible on the record date for such distribution (without regard to any limitations on conversion and based upon the then Applicable Conversion Price (as defined below) using the record date as the Conversion Date (as defined below)) or (iii) redeem shares of Common Stock which had been issued as restricted stock pursuant to a stock option plan approved by the stockholders of the Corporation. No dividends shall be declared, set aside or paid in respect of shares of the Series C Preferred Stock unless the Corporation complies with Section 170 and Section 173 of the DGCL.

         E. For purposes of the Series C Preferred Stock, the amount of dividends which "accrue" on any share of Series C Preferred Stock as of any date shall be calculated as the amount of any unpaid dividends accrued thereon to and including the next preceding Semiannual Dividend Payment Date, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of Series C Preferred Stock for the period after such next preceding Semiannual Dividend Payment Date to and including the date as of which the calculation is made.

                          IV.  LIQUIDATION PREFERENCE
                               ----------------------

         A.  Liquidation Event.  If the Corporation shall commence a voluntary
             -----------------
case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Series B Preferred Stock and Senior Securities) upon liquidation, dissolution or winding up, unless prior thereto, the holders of shares of Series C Preferred Stock, subject to Article V, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share; provided, however, if upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution payable on any shares of Series C Preferred Stock and Pari Passu Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

         B.  Certain Acts Deemed Liquidation Event.  At the option of the
             -------------------------------------
holders of at least two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, (ii) the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred or otherwise disposed of, unless, as a result of such transaction, the Corporation has become a wholly owned subsidiary of another corporation and at least fifty percent (50%) of the beneficial ownership of such corporation immediately thereafter is held by former stockholders of the Corporation or (iii) the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons (other than (a) a consolidation, merger or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, including pursuant to a holding company merger effected under Section 251(g) of the DGCL or any successor provision or (b) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation) shall either: (x) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of and as a condition to such transaction an amount equal to the Liquidation Preference or (y) be treated pursuant to Article V.C(ii) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust or other entity or organization.

         C.  Liquidation Preference.  For purposes hereof, the "Liquidation
             ----------------------
Preference" with respect to a share of Series C Preferred Stock shall mean an amount equal to the sum of: (i) the Initial Stated Value Per Share; plus (ii) all Adjustments plus; (iii) accrued but unpaid dividends with respect to which no Adjustment has been made. The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designations filed in respect thereof.

                                V.  CONVERSION
                                    ----------

         A.  Optional Conversion.  Each holder of shares of Series C Preferred
             -------------------
Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series C Preferred Stock into Common Stock as set forth below (an "Optional Conversion"). Each share of Series C Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (i) the Liquidation Preference by
(ii) the then Applicable Conversion Price; provided, however, that in no event (other than pursuant to the Automatic Conversion as defined in Section (G)) shall a holder of shares of Series C Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than the Ownership Limitation Percentage (as defined below) of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(a) of such proviso. For purposes of this Article V.A, "Ownership Limitation Percentage" means (x) with respect to any shares of Series C Preferred Stock which are held by any Person which holds shares of Series B Preferred Stock, 4.9%, and (y) with respect to any shares of Series C Preferred Stock which are held by any Person which does not hold any shares of Series B Preferred Stock, 9.9%.

         B.  Conversion Price.  Subject to adjustment pursuant to section (C)
             ----------------
below, the "Applicable Conversion Price" for each Tranche shall be as follows:

             (i) Each Tranche shall be convertible into Common Stock pursuant to section (A) above at the Initial Conversion Price (as defined below) until the conclusion of the pricing period in respect of a particular Tranche. Thereafter, each Tranche shall be convertible into Common Stock at, in the case of Tranche 1, the Tranche 1 Conversion Price (as defined below), in the case of Tranche 2, the Tranche 2 Conversion Price (as defined below), and, in the case of Tranche 3, the Tranche 3 Conversion Price (as defined below). The "Initial Conversion Price" shall be one-hundred fifty percent (150%) of the Closing Price, subject to adjustment as provided in Article V.C.

     The "Closing Price" shall be the average of the Closing Bid Prices (as defined below) over the ten (10) consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the Issue Date. "Closing Bid Price" means, for the Common Stock, the closing bid price on the Nasdaq National Market ("Nasdaq") as reported by Bloomberg Financial Services ("Bloomberg") or, if Nasdaq is not the principal trading market for the Common Stock, the closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price of the Common Stock is available in the over-the-counter market on the electronic bulletin board for the Common Stock or in any of the foregoing manners, the average of the bid prices of any market makers for the Common Stock that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Board of Directors and the holders of a majority of outstanding shares of Series C Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Applicable Conversion Price of such Series C Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

             (ii) The pricing period in respect of Tranche 1 (the "Tranche 1 Pricing Period") shall occur over the ten (10) consecutive Trading Days beginning on the fifteenth (15th) calendar day after the Issue Date; provided, however if such fifteenth (15th) calendar day is not a Trading Day, the Tranche 1 Pricing Period shall begin on the next calendar day that is a Trading Day. The "Tranche 1 Conversion Price" shall be equal to the product of (a) the average of the Closing Bid Prices during the Tranche 1 Pricing Period (subject to adjustment for stock splits, stock dividends, combinations or other similar transactions) and (b) 90.75%; provided, however, in the event that the Tranche 1 Conversion Price as calculated pursuant to this subsection exceeds the Initial Conversion Price, the Tranche 1 Conversion Price shall be reduced so that it equals the Initial Conversion Price (as defined in Article V.B(i)).

             (iii) The pricing period in respect of Tranche 2 (the "Tranche 2 Pricing Period") shall occur over the ten (10) consecutive Trading Days beginning on the forty-fifth (45th) calendar day after the Issue Date; provided, however if such forty-fifth (45th) calendar day is not a Trading Day, the Tranche 2 Pricing Period shall begin on the next calendar day that is a Trading Day. The "Tranche 2 Conversion Price" shall be equal to the product of (a) the average of the Closing Bid Prices during the Tranche 2 Pricing Period (subject to adjustment for stock splits, stock dividends, combinations or other similar transactions) and (b) 90.75%; provided, however, in the event that the Tranche 2 Conversion Price as calculated pursuant to this subsection exceeds the Initial Conversion Price, the Tranche 2 Conversion Price shall be reduced so that it equals the Initial Conversion Price (as defined in Article V.B(i)).

             (iv) The pricing period in respect of Tranche 3 (the "Tranche 3 Pricing Period") shall occur over the ten (10) consecutive Trading Days beginning on the seventy-fifth (75th) calendar day after the Issue Date; provided, however if such seventy-fifth (75th) calendar day is not a Trading Day, the Tranche 3 Pricing Period shall begin on the next calendar day that is Trading Day. The "Tranche 3 Conversion Price" shall be equal to the product of (a) the average of the Closing Bid Prices during the Tranche 3 Pricing Period (subject to adjustment for stock splits, stock dividends, combinations or other similar transactions) and (b) 90.75%; provided, however, in the event that the Tranche 3 Conversion Price as calculated pursuant to this subsection exceeds the Initial Conversion Price, the Tranche 3 Conversion Price shall be reduced so that it equals the Initial Conversion Price (as defined in Article V.B(i)).

             (v)  Notwithstanding anything to the contrary in this Article V.B,
     (a) each of the Tranche 1 Pricing Period, the Tranche 2 Pricing Period and the Tranche 3 Pricing Period shall be extended by one (1) Trading Day for each Trading Day (an "Excluded Trading Day") in such period that the Common Stock is (1) traded on Nasdaq (or the principal securities exchange or market on which the Common Stock is then traded) for less than 4 1/2 hours, or (2) suspended from trading on Nasdaq (or the principal securities exchange or market on which the Common Stock is then traded) during the final hour of trading, and (b) each such Excluded Trading Day shall be excluded from the calculation of the Applicable Conversion Price for such pricing period.

         C.  Adjustments to Applicable Conversion Price.  The Applicable
             ------------------------------------------
Conversion Price shall be subject to adjustment from time to time as follows:

             (i) Adjustment to Applicable Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, then the Applicable Conversion Price shall be adjusted to give appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "Trading Price," which shall be measured as of the date as of which the purchase price is determined in the rights offering, means (a) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (b) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (c) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by
     (y) the Board of Directors or (z) at the option of a majority-in-interest of the holders of the outstanding Series C Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

             (ii) Adjustment to Applicable Conversion Price Due to Merger,
                  --------------------------------------------------------
     Consolidation, Etc. If at any time when Series C Preferred Stock is issued
     -------------------
     and outstanding, there shall be any merger, consolidation, share exchange, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another Person, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation (each a "Change of Control Transaction"), then the holders of any Series C Preferred Stock shall thereafter have the right to receive upon conversion of the Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series C Preferred Stock would have been entitled to receive in such transaction had the Series C Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Applicable Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of the Series C Preferred Stock. The Corporation shall not effect any transaction described in this subsection (ii) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least ten (10) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, share exchange, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series C Preferred Stock shall be entitled to convert the Series C Preferred Stock) and (b) the resulting successor or acquiring Person (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Certificate of Designation including this subsection (ii). The above provisions shall similarly apply to successive mergers, consolidations, share exchanges, recapitalizations, reorganizations or other similar events or sales of assets.

             (iii)  Adjustment to Applicable Conversion Price Due to
                    ------------------------------------------------
     Distribution. Subject to the limitations of Article III.D, if the
     ------------
     Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), the holders of outstanding Series C Preferred Stock shall be entitled to receive, on the date that such Distribution is made to the Corporation's stockholders, the amount of such assets which such holder would have been entitled to receive if such holder had held the number of shares of Common Stock issuable upon complete conversion (based on a conversion price equal to the Modified Applicable Conversion Price (as defined in this subsection)) of the Series C Preferred Stock (without regard to any limitations on conversions contained herein) immediately before the date on which a record is taken for the determination of stockholders entitled to such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the Distribution. For purposes of this Article V.C(ii), "Modified Applicable Conversion Price" shall mean, with respect to any Tranche, (a) with respect to any Distribution for which "ex-" trading of the Common Stock with respect to such Distribution begins on a Trading Day other than a Trading Day during the pricing period for such Tranche described in Article V.B(ii), (iii) or (iv), as applicable (a "Pricing Period"), the Applicable Conversion Price then in effect, or (b) with respect to any Distribution for which "ex-" trading of the Common Stock with respect to such Distribution begins on a Trading Day during the Pricing Period for such Tranche, the product of (x) the average of the Closing Bid Prices for each Trading Day during such Pricing Period which is prior to the date that "ex-" trading of the Common Stock with respect to such Distribution begins (subject to adjustment for stock splits, stock dividends, combinations or other similar transactions), and (y) 90.75%; provided, however, in the event that the Modified Applicable Conversion Price calculated pursuant to the immediately preceding subclause (b) exceeds the Initial Conversion Price, then the Modified Applicable Conversion Price determined pursuant to the immediately preceding subclause
     (b) shall be reduced to the Initial Conversion Price.

             (iv) Adjustment to Applicable Conversion Price Due to Purchase
                  ---------------------------------------------------------
     Rights. Subject to the limitations of Article III.D, if at any time when
     -------
     any Series C Preferred Stock is outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of Common Stock, the holders of Series C Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder would have been entitled to acquire if such holder had held the number of shares of Common Stock issuable upon complete conversion (based on a conversion price equal to the Modified Applicable Conversion Price (as defined in this subsection)) of the Series C Preferred Stock (without regard to any limitations on conversions contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights. For purposes of this Article V.C(iv), "Modified Applicable Conversion Price" shall mean, with respect to any Tranche, (a) with respect to any Purchase Rights for which "ex-" trading of the Common Stock with respect to such Purchase Rights begins on a Trading Day other than a Trading Day during the Pricing Period for such Tranche, the Applicable Conversion Price then in effect, or (b) with respect to any Purchase Rights for which "ex-" trading of the Common Stock with respect to such Purchase Rights begins on a Trading Day during the Pricing Period for such Tranche, the product of (x) the average of the Closing Bid Prices for each day during such Pricing Period which is prior to the date that "ex-" trading of the Common Stock with respect to such Purchase Rights begins (subject to adjustment for stock splits, stock dividends, combinations or other similar transactions), and (y) 90.75%; provided, however, in the event that the Modified Applicable Conversion Price determined pursuant to the immediately preceding subclause (b) exceeds the Initial Conversion Price, then the Modified Applicable Conversion Price calculated pursuant to the immediately preceding subclause (b) shall be reduced to the Initial Conversion Price.

             (v)  Notice of Adjustments.  Upon the occurrence of each
                  ---------------------
     adjustment or readjustment of the Applicable Conversion Price pursuant to this Article V.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth (a) such adjustment or readjustment, (b) the Applicable Conversion Price, as adjusted, and (c) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

         D.  Mechanics of Conversion.  In order to convert Series C Preferred
             -----------------------
Stock into full shares of Common Stock, a holder of Series C Preferred Stock shall: (1) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched on the Conversion Date (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) at the office of the Corporation or its Transfer Agent that the holder elects to convert the same, which notice shall specify the number of shares of each Tranche of Series C Preferred Stock to be converted, the Applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to 6:00 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and
(2) surrender the original certificates representing the shares of each Tranche of Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subsection (i) below). In the case of a dispute as to the calculation of the Applicable Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subsection (ii) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within three (3) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than three (3) business days from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

             (i)  Lost or Stolen Certificates.  Upon receipt by the Corporation
                  ---------------------------
     of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

             (ii) Delivery of Common Stock upon Conversion.  Upon the surrender
                  ----------------------------------------
     of Preferred Stock Certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subsection (i) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement, dated June 28, 1999 by and among the Corporation and the buyers named on the signature pages thereto (the "Buyers") (the "Purchase Agreement") (including, without limitation, in accordance with the requirements of Section 2(G) of the Purchase Agreement) to or upon the order of the holder (1) that number of shares of Common Stock for the portion of the shares of Series C Preferred Stock converted as shall be determined in accordance herewith and (2) a certificate representing the balance of the shares of Series C Preferred Stock not converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in Article V.A and in this Article V.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent commission system.

             (iii)  Cash in Lieu of Fractional Shares.  If any conversion of
                    ---------------------------------
     Series C Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, the Corporation shall pay to the holder of such fractional share, cash in lieu of such fractional share in an amount equal to such fraction multiplied by the Closing Bid Price on the Conversion Date.

             (iv) Conversion Date.  The "Conversion Date" shall be the date
                  ---------------
     specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before 6:00 p.m., New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series C Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series C Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

         E.  Reservation of Shares.  The requisite number of shares of the
             ---------------------
authorized but unissued Common Stock sufficient to provide for the conversion of the Series C Preferred Stock outstanding shall at all times be reserved by the Corporation, free from preemptive rights. As of the date of issuance of the Series C Preferred Stock, the requisite number of authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series C Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(F) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock.

         F.  Status as Stockholders.  Upon receipt of a Notice of Conversion by
             ----------------------
the Corporation from a holder of Series C Preferred Stock in accordance with subsection (ii) of section (D), (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the Optional Conversion limitation proviso in section (A)) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series C Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series C Preferred Stock to the holder or, if such shares of Series C Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series C Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies at law and in equity.

         G.  Mandatory Conversion.  So long as all of the shares of Common
             --------------------
Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), by the holders of the Series C Preferred Stock (or may otherwise be resold publicly pursuant to Rule 144(k) under the Securities Act (or any successor provision)), and (iii) eligible to be traded on Nasdaq, the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc. ("AMEX"), or The Nasdaq SmallCap Market ("Nasdaq SmallCap"), each share of Series C Preferred Stock issued and outstanding on June 30, 2002 (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then Mandatory Applicable Conversion Price (as defined below) in accordance with, and subject to, the provisions of this Article V (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one
(1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series C Preferred Stock that (x) any Registration Statement (as defined in the Registration Rights Agreement, dated June 28, 1999, by and among the Corporation and the Buyers (the "Registration Rights Agreement") required to be filed and to be effective pursuant to the Registration Rights Agreement in accordance with its terms is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder or pursuant to Rule 144 under the Securities Act (or any successor provision) or (y) at the option of each holder of Series C Preferred Stock, such holder is subject to a Lock-Up Agreement (as defined in the Registration Rights Agreement). The Automatic Conversion Date shall be the effective date from which certificates representing the Common Stock must be delivered to the holder pursuant to section (D) above. The "Mandatory Applicable Conversion Price" shall be the average of the Closing Bid Prices over the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Automatic Conversion Date.

         H.  No Reissuance of Series C Preferred Stock.  Shares of Series C
             -----------------------------------------
Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                              VI.  VOTING RIGHTS
                                   -------------

The holders of the Series C Preferred Stock have no voting power whatsoever, including with respect to the issuance of the Series D Preferred Stock except as otherwise provided by the DGCL and the limited protective provisions in Article VII below.

Notwithstanding the above, the Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event.

To the extent that under the DGCL the vote of the holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of outstanding shares of Series C Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the holders. To the extent that under the DGCL the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Applicable Conversion Price is calculated.

                          VII.  PROTECTIVE PROVISIONS
                                ---------------------

So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the outstanding shares of Series C Preferred Stock:

          A. alter or change the rights, preferences or privileges (provided that in the case of a Change of Control Transaction this subsection shall not expand or otherwise grant additional voting rights to the holders of Series C Preferred Stock, whether voting separately as a class or together with the Common Stock, from the rights provided in the DGCL) of (i) the Series C Preferred Stock or (ii) any capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

         B. create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation;

         C. create any new class or series of capital stock ranking pari passu with the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

         D.  increase the authorized number of shares of Series C Preferred
Stock;

         E.  issue any Senior Securities or Pari Passu Securities; or

         F.  increase the par value of the Common Stock.

     In the event holders of at least a majority of outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to section (A) above, so as to affect adversely the Series C Preferred Stock, the Corporation shall deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of ten (10) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series C Preferred Stock; provided that upon expiration of the above ten (10) day period, each adversely affected holder shall deliver to the Corporation a certificate signed by an officer or other responsible party of the holder acknowledging that the Corporation altered or amended the Certificate of Designation in a manner which affected adversely the rights, preferences and privileges of the Series C Preferred Stock and that such holder elected not to exercise their conversion rights as they existed prior to such alteration or amendment during the ten (10) day period.

                          VIII.  MANDATORY REDEMPTION
                                 --------------------

If any of the following events (each, a "Mandatory Redemption Event") shall occur: (i) the Corporation fails to issue shares of Common Stock to any holder of Series C Preferred Stock upon exercise by such holder of its conversion rights in accordance with the terms of this Certificate of Designation, fails to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Registration Rights Agreement or the Purchase Agreement, fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate in respect of any shares of Common Stock issued to the holders of Series C Preferred Stock upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Registration Rights Agreement or the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Corporation shall have been notified thereof in writing by any holder of the Series C Preferred Stock; (ii) the Corporation or successor Person in a Change of Control Transaction ceases to be a publicly traded corporation whose equity interest is listed for trading on Nasdaq, Nasdaq Smallcap, NYSE or AMEX (a "Listed Company"); provided, however, a holding company merger pursuant to Section 251(g) of the DGCL or any successor provision in which a holding company is a Listed Company and the holders of Series C Preferred Stock have the right to receive the publicly traded securities of such Listed Company pursuant to Article V(C)(ii) hereof, shall not trigger this mandatory redemption provision, or (iii) at any time after June 30, 2000, and through the expiration of the Registration Period (as defined in the Registration Rights Agreement), sales of any Registrable Securities cannot be made pursuant to an effective Registration Statement or pursuant to Rule 144 under the Securities Act, then (x) upon the occurrence and during the period of any Mandatory Redemption Event specified in subsection (ii) or subsection (iii) at the option of the holders of at least two-thirds (2/3) of the then outstanding Series C Preferred Stock by written notice to the Corporation (in each case, a "2/3 Mandatory Redemption Notice") of such Mandatory Redemption Event, or (y) upon the occurrence and during the period of any Mandatory Redemption Event specified in subsection (i), at the option of any holder of outstanding Series C Preferred Stock by written notice (an "Individual Mandatory Redemption Notice" and together with the (2/3) Mandatory Redemption Notice collectively, the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, the Corporation shall purchase within five (5) business days of receipt of a Mandatory Redemption Notice by the Corporation, such holder's shares of Series C Preferred Stock submitted for redemption pursuant to a Mandatory Redemption Notice for an amount per share equal to the Liquidation Preference on the date the Mandatory Redemption Notice is received by the Corporation.


                                 IX.  REMEDIES
                                      --------

The Corporation acknowledges that a breach by it of its obligations under this Certificate of Designation will cause irreparable harm to each holder of Series C Preferred Stock by vitiating the intent and purpose of the transactions contemplated hereunder. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of

Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of any of the provisions of this Certificate of Designation that each holder of Series C Preferred Stock shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Certificate of Designation, and to enforce specifically the terms and provisions of this Certificate of Designation without the necessity of showing economic loss and without any bond or other security being required.


IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 29th day of June, 1999.

                                   CMGI, INC.

                                   By: /s/ Andrew J. Hajducky III
                                       --------------------------
                                       Name:  Andrew J. Hajducky III
                                       Title: Executive Vice President, Chief
                                              Financial Officer and Treasurer

                                   Exhibit A
                                   ---------
                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series C Preferred Stock)

The undersigned (the "Holder") hereby irrevocably elects to convert ______ shares of Series C Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock, par value $0.01 per share (the "Common Stock") of CMGI, Inc., a Delaware corporation (the "Corporation") according to the terms and conditions of the Certificate of Designation of Series C Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

     Name of DTC Prime Broker: ____________________________

     Account Number: ______________________________________

     [ ] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: ____________________________

Address: _________________________

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

     Date of Conversion: ______________________________________

     Tranche of Preferred Stock: ______________________________

     Applicable Conversion Price: ______________________________

     Number of Shares of Common Stock to be Issued:
     _______________________________

     Signature:_____________________________

     Name: _____________________________________

     Address: _____________________________________

     * The Corporation is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to the Holder or its designee not later than three
     (3) business days following receipt of the original Preferred Stock Certificate(s) to be converted.

                           CERTIFICATE OF CORRECTION
                                     TO THE
                                 CERTIFICATE OF
                     DESIGNATIONS, PREFERENCES, AND RIGHTS
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                                   CMGI, INC.

          (Pursuant to Section 103(f) of the Delaware General Corporation Law) CMGI, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL") hereby certifies as follows:

          FIRST: On June 29, 1999 the Corporation filed a Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (the "Certificate") in which certain typographical errors set forth on pages 14 and 16 of the Certificate created an inaccurate record of the corporate action.

          SECOND: Specifically, the date set forth in Article V.D(ii) of the Certificate titled "Delivery of Common Stock upon Conversion" for the Securities Purchase Agreement on line 7 of page 14 and the date set forth in Article V.G of the Certificate titled "Mandatory Conversion" for the Registration Rights Agreement on line 16 of page 16 should read, in each case, as corrected, June 29, 1999. Accordingly, the text of Article V.D(ii) of page 14 and Article V.G of page 16 of the Certificate, respectively, shall be corrected to read in its entirety as follows:

               (ii) Delivery of Common Stock upon Conversion.  Upon the
                    ----------------------------------------
     surrender of Preferred Stock Certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subsection (i) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement, dated June 29, 1999 by and among the Corporation and the buyers named on the signature pages thereto (the "Buyers") (the "Purchase Agreement") (including, without limitation, in accordance with the requirements of Section 2(G) of the Purchase Agreement) to or upon the order of the holder (1) that number of shares of Common Stock for the portion of the shares of Series C Preferred Stock converted as shall be determined in accordance herewith and (2) a certificate representing the balance of the shares of Series C Preferred Stock not converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in Article V.A and in this
     Article V.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

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

             G.  Mandatory Conversion.  So long as all of the shares
                 --------------------
     of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance,
     (ii) registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), by the holders of the Series C Preferred Stock (or may otherwise be resold publicly pursuant to Rule 144(k) under the Securities Act (or any successor provision)), and (iii) eligible to be traded on Nasdaq, the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc. ("AMEX"), or The Nasdaq SmallCap Market ("Nasdaq SmallCap"), each share of Series C Preferred Stock issued and outstanding on June 30, 2002 (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then Mandatory Applicable Conversion Price (as defined below) in accordance with, and subject to, the provisions of this Article V (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series C Preferred Stock that (x) any Registration Statement (as defined in the Registration Rights Agreement, dated June 29, 1999, by and among the Corporation and the Buyers (the "Registration Rights Agreement")) required to be filed and to be effective pursuant to the Registration Rights Agreement in accordance with its terms is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder or pursuant to Rule 144 under the Securities Act (or any successor provision) or (y) at the option of each holder of Series C Preferred Stock, such holder is subject to a Lock-Up Agreement (as defined in the Registration Rights Agreement). The Automatic Conversion Date shall be the effective date from which certificates representing the Common Stock must be delivered to the holder pursuant to section (D) above. The "Mandatory Applicable Conversion Price" shall be the average of the Closing Bid Prices over the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Automatic Conversion Date.

     THIRD: This Certificate of Correction was prepared and executed in accordance with Section 103(f) of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its corporate name this 30th day of June, 1999.

                              CMGI, INC.



                              By: /s/ Andrew J. Hajducky III
                                  --------------------------
                                  Name:  Andrew J. Hajducky III
                                  Title: Executive Vice President, Chief
                                         Financial Officer and Treasurer

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